UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 26, 2006

NEXITY FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-51273	63-0523669
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3500 Blue Lake Drive, Suite 330 Birmingham, Alabama	35243
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (205) 298-6391

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed by Nexity Financial Corporation (the “Corporation”) in its proxy statement filed in connection with its annual meeting held April 20, 2006 (the “Annual Meeting”), John W. Collins advised the Corporation that he would not stand for re-election to the board of directors when his term as a director expired at the Annual Meeting. The resulting vacancy on the board of directors after our Annual Meeting caused a reduction in the number of our directors who are deemed “independent” under Nasdaq listing standards to four of eight directors.

In its Current Report on Form 8-K dated April 20, 2006, the Corporation announced that it had notified the Nasdaq Stock Market that one-half of its board of directors does not meet the independent director definition. On April 26, 2006, the Corporation received a notice from the Nasdaq Stock Market that it does not meet the independent director requirements for continued listing on the Nasdaq Stock Market under Marketplace Rule 4350(c)(1), which requires the Corporation to maintain a majority of independent directors on its Board of Directors. Under the Marketplace Rules, the Corporation has until the earlier of the Corporation’s next annual meeting or April 20, 2007 to satisfy the independence requirements. The Nominating Committee of the board of directors has begun a search to select another independent director to fill the vacancy caused by Mr. Collins' departure. A copy of the press release announcing such matters is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release announcing the notice from Nasdaq of non-compliance with Nasdaq's Marketplace Rule 4350.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated: April 28, 2006
NEXITY FINANCIAL CORPORATION

/s/ John J. Moran
By: John J. Moran Its: Executive Vice President and Chief Financial Officer